Exhibit 10.77

EXHIBIT D TO

CREDIT AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of October [    ], 2004, is made and given by SUNLINK HEALTH SYSTEMS, INC., a corporation organized under the laws of the State of Ohio, SUNLINK HEALTHCARE LLC, a limited liability company organized under the laws of the State of Georgia, DEXTER HOSPITAL, LLC, a limited liability company organized under the laws of the State of Georgia, CLANTON HOSPITAL, LLC, a limited liability company organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF ELLIJAY, INC., a corporation organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF DAHLONEGA, INC., a corporation organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF HOUSTON, INC., a corporation organized under the laws of the State of Georgia, HEALTHMONT, INC., a corporation organized under the laws of the State of Delaware, HEALTHMONT OF GEORGIA, INC., a corporation organized under the laws of the State of Tennessee, HEALTHMONT OF MISSOURI, INC., a corporation organized under the laws of the State of Tennessee, HEALTHMONT, LLC, a limited liability company organized under the laws of the State of Georgia, HEALTHMONT OF MISSOURI, LLC, a limited liability company organized under the laws of the State of Georgia, SUNLINK SERVICES, INC., a corporation organized under the laws of the State of Georgia, OPTIMA HEALTHCARE CORPORATION, a corporation organized under the laws of the State of Georgia, and KRUG PROPERTIES, INC., a corporation organized under the laws of the State of Ohio (individually, a “Grantor” and collectively the “Grantors”), to RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the “Secured Party”).

RECITALS

A. The Grantors and the Secured Party have entered into a Credit Agreement dated as of October [    ], 2004 (as the same may hereafter be amended, supplemented, extended, restated, or otherwise modified from time to time, the “Credit Agreement”) (capitalized terms used, but not defined herein shall have the meaning assigned to such terms in the Credit Agreement), pursuant to which the Secured Party has agreed to extend to the Grantors certain credit accommodations consisting of a $15,000,000 revolving credit, a $10,000,000 term credit and a $5,000,000 term credit.

B. It is a condition precedent to the obligation of the Secured Party to extend credit accommodations pursuant to the terms of the Credit Agreement that this Agreement be executed and delivered by each Grantor.

C. The Grantors find it advantageous, desirable and in their best interests to comply with the requirement that it execute and deliver this Security Agreement to the Secured Party.

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to enter into the Credit Agreement and to extend credit accommodations to the Grantors thereunder, each Grantor hereby agrees with the Secured Party for the Secured Party’s benefit as follows:

Section 1. Defined Terms.

1(a) As used in this Agreement, the following terms shall have the meanings indicated:

“Account”: A right to payment of a monetary obligation, whether or not earned by performance including, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, or (v) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Account Debtor”: A Person who is obligated on or under any Account, Capitated Contract, Chattel Paper, Instrument, General Intangible or Receivable.

“Books and Records”: Any and all presently existing and hereafter acquired or created books and records of the Grantors or any of them respecting the Grantors’ respective businesses, including without limitation all records (including maintenance and warranty records), ledgers, computer programs, software, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Collateral or that is otherwise used to access and process the Collateral.

“Capitated Contracts”: Contracts, whether presently existing or hereafter executed between any Grantor and various health maintenance organizations and all proceeds therefrom.

“Capitated Contract Rights”: All rights to payment of any kind arising from or out of Capitated Contracts or any other contracts or rights to payment from health service contracts whether presently existing or hereafter executed between any Grantor and various health maintenance organizations.

“Chattel Paper”: A record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

“Collateral”: All property and rights in property now owned or hereafter at any time acquired by the Grantors or any of them in or upon which a Security Interest is granted to the Secured Party by the Grantors or any of them under this Agreement.

“Collections”: All funds received from and on behalf of Account Debtors in payment of any amount owed with respect to Receivables.

“Document”: A document of title or a warehouse receipt.

“Equipment”: All machinery, equipment, motor vehicles, furniture, furnishings and fixtures, including all accessions, accessories and attachments thereto, and any guaranties, warranties, indemnities and other agreements of manufacturers, vendors and others with respect to such Equipment.

“Financing Statement”: As defined in Section 4 hereof.

“Fixtures”: Goods that have become so related to particular real property that an interest in them arises under real property law.

“General Intangibles”: Any personal property (other than goods, Accounts, Chattel Paper, Deposit Accounts, Documents, Instruments, Investment Property, Letter of Credit Rights and money) including things in action, contract rights, payment intangibles, software, corporate and other business records, inventions, designs, patents, patent applications, service marks, trademarks, tradenames, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court.

“Instrument”: A negotiable instrument or any other writing which evidences a right to the payment of a monetary obligation and is not itself a security agreement or lease and is of a type which is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment.

“Investment Property”: A security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract or a commodity account.

“Letter of Credit Right”: A right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Obligations”: (a) all indebtedness, liabilities and obligations of the Grantors, or any of them to the Secured Party of every kind, nature or description under the Credit Agreement, including the Grantors’ obligations on any promissory note or notes under the Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof, and any other Loan Document (as defined in the Credit Agreement), (b) all liabilities of the Grantors or any of them under any guaranty heretofore, herewith or hereafter given by the Grantors to the Secured Party with respect to the Grantors’ obligations under the

Credit Agreement or any part thereof, (c) all liabilities of the Grantors under this Agreement, and (d) in all cases whether due or to become due, and whether now existing or hereafter arising or incurred.

“Patient Lists”: All records, documents, lists, electronic media or any other method of recordation that shows in any way any Person to whom the Grantors or any of them supply medical services, medical supplies, or medication, the name and mailing address of such Person, a complete and accurate description of such medical services, supplies or medication that is supplied to such Person, the physician at whose direction such medical services, supplies or medication is delivered, and all other information the Grantors use in the ordinary course of business of the Grantors to supply or provide medical goods or services to such Person.

“Permits”: Any permit, approval, authorization, license, registration, certification, certificate of authority, variance, permission or consent required from a Governmental Authority or other Person under an applicable Requirement of Law.

“Requirements of Law”: As to any Person, the governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its assets or to which such Person or any of its assets is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X of the Federal Reserve Board, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, the Social Security Act, any Health Care Law, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, rule or regulation, (including, without limitation, those applicable to the disposal of medical waste).

“Security Interest”: As defined in Section 2 hereof.

1(b) All other terms used in this Agreement which are not specifically defined herein or in the Credit Agreement shall have the meaning assigned to such terms in Article 9 of the Uniform Commercial Code as in effect in the State of Minnesota.

1(c) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and “or” has the inclusive meaning represented by the phrase “and/or.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Security Agreement unless otherwise provided.

1(d) For the avoidance of doubt and without creating additional obligations for the Grantors, the Credit Agreement shall, pursuant to the use of defined terms not otherwise defined herein, apply to this Agreement as if references therein to “Borrowers” were references to “Grantors” and as if references therein to “Lender” were references to “Secured Party.”

Section 2. Grant of Security Interest. As security for the payment and performance of all of the Obligations, each Grantor hereby grants to the Secured Party a security interest (the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:

2(a) All Accounts, all Receivables and all other forms of obligations owing to such Grantor, whether billed or unbilled, arising out of the provision of services or the sale, lease, license or assignment of goods or other property, including all Collections and other payments and proceeds with regard thereto.

2(b) All Books and Records.

2(c) Capitated Contract Rights and all proceeds therefrom.

2(d) All computer hardware and software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing to the extent permitted by the agreements related thereto; provided, that any restrictions in any applicable agreement on the assignment or grant of a security interest in rights to payment shall not affect the grant of the Security Interest hereunder.

2(e) All Chattel Paper.

2(f) All Deposit Accounts and all rights with respect thereto, including, without limitation, any and all rights under deposit agreements, lockbox agreements, servicing and similar agreements relative thereto.

2(g) All Documents.

2(h) All Equipment.

2(i) All Fixtures.

2(j) All General Intangibles.

2(k) All Instruments.

2(l) All Inventory.

2(m) All Investment Property.

2(n) All Letter of Credit Rights.

2(o) All licenses, Permits and governmental authorizations, including any and all operating and medical licenses and permits, certificates of need, provider contracts, general certificates and other similar type authorizations.

2(p) All Patient Lists and other lists of any of the Grantors’ respective customers.

2(q) All federal, state and local tax refunds.

2(r) Any other contract rights or rights to the payment of money of any kind not specifically mentioned above, insurance claims and proceeds (other than those payable to third parties from third party liability coverage) of or related to the foregoing, whether now existing or hereafter arising.

2(s) To the extent not otherwise included in the foregoing, (i) the proceeds of all insurance (other than those payable to third parties from third party liability coverage) on any of the foregoing and (ii) all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing.

Section 3. Grantors Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantors shall remain liable under the Accounts, Chattel Paper, General Intangibles and other items included in the Collateral to the extent set forth therein to perform all of their duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantors or any of them from any of their duties or obligations under any items included in the Collateral, and (c) the Secured Party shall have no obligation or liability under Accounts, Chattel Paper, General Intangibles and other items included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Title to Collateral. The Grantors have (or will have at the time they or any of them acquire rights in Collateral hereafter acquired or arising) and will maintain so long as the Security Interest may remain outstanding, title to each item of Collateral (including the proceeds and products thereof), free and clear of all Liens except (a) the Security Interest, and (b) Liens permitted by the Credit Agreement. The Grantors will not license any Collateral other than General Intangibles licensed in the ordinary course of business in a manner which does not diminish or impair the value of such General Intangibles as Collateral and the Secured Party’s Security Interest therein. The Grantors will defend the Collateral against all claims or demands of all Persons (other than the Secured Party) claiming the Collateral or any interest therein. As of the date of execution of this Security Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a “Financing Statement’”) covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (a) in favor of the Secured Party relating to this Agreement, or (b) to perfect Liens permitted by the Credit Agreement.

Section 5. Disposition of Collateral. Except as otherwise provided in the Credit Agreement, the Grantors will not sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral. Upon any permitted disposition or substitution of the Collateral, the Secured Party will at the cost and expense of the Grantors execute and deliver to the applicable Grantor(s) appropriate releases (in form and substance reasonably satisfactory to the Grantors) of the Secured Party’s Security Interest in the related Collateral and proceeds thereof.

Section 6. Names, Offices, Locations, Jurisdiction of Organization. Each Grantor’s legal name (as set forth in their constituent documents filed with the appropriate governmental official or agency) is as set forth in the opening paragraph hereof. The organizational numbers of all of the Grantors are set forth on the signature page of this Agreement. The Grantors will from time to time at the reasonable request of the Secured Party (not to be made more than once per calendar year so long as there has been no Event of Default) provide the Secured Party with current good standing certificates and/or state-certified constituent documents from the appropriate governmental officials. The chief place of business and chief executive office of each Grantor are located at the address set forth on the signature page hereof. The Grantors will not locate or relocate any item of Collateral into any jurisdiction in which an additional Financing Statement would be required to be filed to maintain the Secured Party’s perfected security interest in such Collateral. The Grantors will not change their names, the locations of their respective chief places of business and chief executive offices or their corporate structures (including without limitation, their jurisdictions of organization) unless the Secured Party has been given at least 30 days’ prior written notice thereof and the Grantors have executed and delivered to the Secured Party such instruments required or appropriate to continue the perfection of the Security Interest.

Section 7. Rights to Payment. Except as the Grantors may otherwise advise the Secured Party in writing, each Account, Receivable, Capitated Contract Right, Chattel Paper, Document, General Intangible and Instrument constituting or evidencing Collateral is, to the knowledge of the Grantors, the valid, genuine and legally enforceable obligation of the Account Debtor or other obligor named therein or in the Grantors’ records pertaining thereto as being obligated to pay or perform such obligation except as such enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally or by general principles of equity. Without the Secured Party’s prior written consent (which shall not be unreasonably withheld, delayed or denied), the Grantors will not agree to any modifications, amendments, subordinations, cancellations or terminations of the obligations of any such Account Debtors or other obligors except in the ordinary course of business. The Grantors will perform and comply in all material respects with all their obligations under any items included in the Collateral and exercise promptly and diligently their rights thereunder.

Section 8. Further Assurances; Attorney-in-Fact.

8(a) The Grantors agree that from time to time, at their expense, they will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce their rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantors execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). Without limiting the generality of the foregoing, the Grantors will, promptly and from time to time at the request of the Secured Party: (i) mark, or permit the Secured Party to mark, conspicuously their books, records, and accounts showing or dealing with the Collateral, with a legend, in form and substance satisfactory to the Secured Party, indicating that each such item of Collateral is subject to the Security Interest granted hereby; and (ii) execute and file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Secured Party may request, in order to perfect, preserve, and enhance the Security Interest granted or purported to be granted hereby.

8(b) Each Grantor hereby authorizes the Secured Party to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law. Each Grantor irrevocably waives any right to notice of any such filing. A photocopy or other reproduction of this Agreement or any Financing Statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law.

8(c) The Grantors will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.

8(d) In furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Party in this Agreement, each Grantor hereby appoints the Secured Party such Grantor’s attorney-in-fact, coupled with an interest, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, during the existence of an Event of Default in the case of clauses (ii) through (vii), and at any time in the case of clauses (i) and (viii) through (xii): (i) to endorse or sign the name of such Grantor as to remittances, invoices, assignments, checks, drafts or other instruments or documents in any form, such as electronic or written, with respect to the Receivables; (ii) to contact and communicate with any Account Debtor about any information regarding Receivables on which the Account Debtor is or may be liable,

Receivables which the Account Debtor has received or approved for payment, and payments made by the Account Debtor to or for the benefit of such Grantor; (iii) to notify any Account Debtor to make payments on all Receivables directly to Secured Party; (iv) to request and receive from any Account Debtor all information that is available to such Grantor including, but not limited to, any Receivable payment status, denial, rejection, adjudication, withholding, suspension, non-payment, and reviews of any nature; (v) to contact, request and receive from any Account Debtor all information on any issue related to such Grantor’s survey, licensing, certification, suspension, budget, appeal and exclusion regarding the continuing participation with such Grantor in any Account Debtor contract for services; (vi) to bring suit in the name of such Grantor, enforce all rights and remedies of the Grantors relating to, and/or settle or negotiate compromises on, Receivables, settlements, setoffs, recoupments, and other issues related to claim payments; (vii) to contact and communicate with any professional or any third party engaged by such Grantor to submit information or perform services with respect to any Receivable, or like kind information preparation; (viii) to contact, communicate with and receive information from any of such Grantor’s banks, depository accounts relationships or automated payroll service providers regarding deposits, tax deposits, payments, withdrawals, receipts of payments, and balances directly from Grantor’s Deposit Accounts and other general and payroll accounts; (ix) to request and receive information from such banking or depository institutions to the same extent the information is obtainable by such Grantor by the same means transmitted or received by such Grantor; (x) to access and receive “read only” information directed from such Grantor’s billing and collections accounts receivable management system through any means available, either electronic, telephonic, or otherwise technologically possible; (xi) to receive audit and compliance information in a format and transmission as deemed necessary by the Secured Party in order to keep the cost of site visits to a minimum; and (xii) to take any action in addition to those described in the foregoing clauses and to execute any instrument that the Secured Party may reasonably believe is necessary or advisable to accomplish the purposes of this Agreement, in a manner consistent with the terms hereof. This appointment of an attorney-in-fact is durable and irrevocable as long as any Obligations are outstanding and will not be affected by any disability or incapacity of a Grantor or any of its employees, agents or representatives or the lapse of time.

Section 9. Taxes and Claims. The Grantors will promptly pay or cause to be paid all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Grantors’ books in accordance with generally accepted accounting principles. Upon breach of this provision by any Grantor, such Grantor may cure such breach within the period specified in Section 7.1(e) of the Credit Agreement.

Section 10. Books and Records. The Grantors will keep and maintain at their own cost and expense satisfactory and complete records of the Collateral.

Section 11. Inspection, Reports, Verifications. To the extent provided under Section 5.5 of the Credit Agreement, the Grantors will permit the Secured Party or its representatives to examine or inspect any Collateral, any evidence of Collateral and the Grantors’ books and records concerning the Collateral, wherever located. The Grantors will from time to time when requested by the Secured Party furnish to the Secured Party a report on their Accounts, Receivables, Capitated Contract Rights, Chattel Paper, General Intangibles and Instruments, naming the Account Debtors or other obligors thereon, the amount due and the aging thereof.

Section 12. Notice of Loss. The Grantors will promptly notify the Secured Party of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to Grantors, or any of them, in any material item of Collateral or the prospect of payment or performance thereof; provided, that any failure or delay by the Grantor hereunder shall not constitute an Event of Default unless such notice is not provided within [thirty (30)] days after any such occurrence.

Section 13. Maintenance and Insurance. The Grantors will, at all times, maintain and preserve the Equipment in good condition and repair. The Grantors will keep the Collateral insured as set forth in Section 5.3 of the Credit Agreement.

Section 14. Lawful Use. The Grantors will use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

Section 15. Action by the Secured Party. If the Grantors, or any of them, at any time fail to perform or observe any of the foregoing agreements, the Secured Party shall have (and the Grantors hereby grant to the Secured Party) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of the Grantors (or, at the Secured Party’s option, in the Secured Party’s name) and to take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the indorsement of instruments); and the Grantors shall thereupon pay, jointly and severally, to the Secured Party on demand the amount of all out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) reasonably incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the lesser of (a) the LIBOR Rate plus the Applicable Term Margin plus 2.0%, and (b) the Maximum Rate, and all costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

Section 16. Insurance Claims. At any time, while an Event of Default is continuing, the Secured Party may (but need not), in the Secured Party’s name or in the applicable Grantor’s name, execute and deliver proofs of claim, receive all such monies, indorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Notwithstanding any of the foregoing, so long as no

Event of Default exists the applicable Grantor shall be entitled to all insurance proceeds with respect to Equipment or Inventory provided that such proceeds are applied to the cost of replacement Equipment or Inventory within the period specified in the Credit Agreement in Section 6.2 (pursuant to the definition of the term Prepayment Event in Section 1.1 of the Credit Agreement).

Section 17. The Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Secured Party shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral. The Secured Party will take action in the nature of exchanges, conversions, redemptions, tenders and the like requested in writing by the Grantors with respect to the Collateral in the Secured Party’s possession if the Secured Party in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care with respect to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.

Section 18. Default. An event of Default under the Credit Agreement shall constitute an Event of Default under this Agreement.

Section 19. Remedies on Default. Upon the occurrence and during the continuation of an Event of Default:

19(a) The Secured Party may exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the Uniform Commercial Code as in effect in the State of Minnesota.

19(b) The Secured Party shall have the right to enter upon and into and take possession of all or such part or parts of the properties of the Grantors, or any of them, including lands, plants, buildings, Equipment included in the Collateral and in the possession of any Grantor, Inventory and other property as may be necessary or appropriate in the judgment of the Secured Party to permit or enable the Secured Party to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Secured Party may elect, and to use and operate said properties for said purposes and for such length of time as the Secured Party may deem necessary or appropriate for said purposes without the payment of any compensation to Grantors therefor. The Secured Party may require the Grantors to, and the Grantors hereby agree that they will, at their expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party.

19(c) Any disposition of Collateral may be in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Party may reasonably believe are commercially reasonable. The Secured Party shall not be obligated to dispose of Collateral regardless of notice of sale having been given, and the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.

19(d) The Secured Party is hereby granted a license or other right to use, without charge, all of the Grantors’ property, including, without limitation, all of the Grantors’ labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and the Grantors’ rights under all licenses and all franchise agreements shall inure to the Secured Party’s benefit until the Obligations are paid in full.

19(e) If notice to the Grantors of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in in Section 24 hereof at least ten (10) calendar days prior to the date of intended disposition or other action, and the Secured Party may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against the Grantors, or against any other Person or property. The Secured Party (i) may dispose of the Collateral in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable, (ii) shall have no duty to prepare or process the Collateral prior to sale, (iii) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

Section 20. Remedies as to Payments. Upon the occurrence and during the continuation of an Event of Default, (a) the Secured Party may notify any Person obligated on any Collateral that the same have been assigned or transferred to the Secured Party and that the same should be performed as requested by, or paid directly to, the Secured Party, as the case may be and the Grantors shall join in giving such notice, if the Secured Party so requests; and (b) the Secured Party may, in the Secured Party’s name or in the Grantors’ name, or the names of any of them, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any Person. If any payments on any such Collateral are received by the Grantors or any of them after and during the continuation of an Event of Default, such payments shall be held in trust by the Grantors as the property of the Secured Party and shall not be commingled with any funds or property of the Grantors and shall be forthwith remitted to the Secured Party for application on the Obligations.

Section 21. Application of Proceeds. All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including, without limitation, any expenses of the Secured Party payable pursuant to Section 22 hereof) and the excess thereof, if any, shall be paid over to the applicable Grantor if the Secured Party has been paid in full and not otherwise directed by a court of competent jurisdiction.

Section 22. Costs and Expenses; Indemnity. The Grantors will jointly and severally pay or reimburse the Secured Party on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Party in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. Any liability of the Grantors to indemnify and hold the Secured Party harmless pursuant to Section 8.12 of the Credit Agreement shall be part of the Obligations secured by the Security Interest. The Grantors’ obligations under this Section shall survive any termination of this Agreement.

Section 23. Waivers; Remedies; Marshalling. This Agreement can be waived, modified, amended, terminated or discharged, and except as provided in Section 27 below the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party. All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Grantors hereby waive all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.

Section 24. Notices. Any notice or other communication to any party in connection with this Agreement shall be given in accordance with the applicable provisions of Section 8.4 of the Credit Agreement.

Section 25. Grantors’ Acknowledgment. The Grantors hereby acknowledge that (a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) the Secured Party has no fiduciary relationship to the Grantors, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Grantors and the Secured Party.

Section 26. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and the expiration of the obligations, if any, of the Secured Party to extend credit accommodations to the Grantors, (b) be binding upon the Grantors, their successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may, as provided in and in accordance with the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Persons to the extent and in the manner provided in the Credit Agreement and may similarly transfer all or any portion of its rights under this Security Agreement to such Persons.

Section 27. Termination of Security Interest. Upon payment in full of the Obligations and the expiration of any obligation of the Secured Party to extend credit accommodations to the Grantors, the Security Interest granted hereby shall terminate. Upon any such termination, the Secured Party will return to the Grantors such of the Collateral then in the possession of the Secured Party as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination. Any reversion or return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantors and shall be without warranty by, or recourse on, the Secured Party. As used in this Section, “Grantors” includes any assigns of Grantors, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

Section 28. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF MINNESOTA. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 29. Consent to Jurisdiction. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE GRANTORS CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT

CONVENIENT. IN THE EVENT THE GRANTORS, OR ANY OF THEM, COMMENCE ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 30. Waiver of Notice and Hearing. EACH GRANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. EACH GRANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.

Section 31. Waiver of Jury Trial. EACH OF THE GRANTORS AND THE SECURED PARTY, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 32. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 33. General. All representations and warranties contained in this Agreement or in any other Loan Document between the Grantors and the Secured Party shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The Grantors waive notice of the acceptance of this Agreement by the Secured Party. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SUNLINK HEALTH SYSTEMS, INC. As a Grantor

By	/s/ Mark J. Stockslager

Title

Org. ID #

SUNLINK HEALTHCARE, LLC As a Grantor

By its Sole Member SunLink Health Systems, Inc.

By	/s/ Mark J. Stockslager

Title

Org. ID #

DEXTER HOSPITAL, LLC As a Grantor
By its Sole Member SunLink Healthcare, LLC

By its Sole Member SunLink Health Systems, Inc.

	By	/s/ Mark J. Stockslager

Title

Org. ID #

CLANTON HOSPITAL, LLC As a Grantor
By its Sole Member SunLink Healthcare, LLC

By its Sole Member SunLink Health Systems, Inc.

	By	/s/ Mark J. Stockslager

Title

Org. ID #

[Signature Page 1 to Security Agreement]

SOUTHERN HEALTH CORPORATION OF ELLIJAY, INC. As a Grantor

By	/s/ Mark J. Stockslager

Title

Org. ID #

SOUTHERN HEALTH CORPORATION OF DAHLONEGA, INC. As a Grantor

By	/s/ Mark J. Stockslager

Title

Org. ID #

SOUTHERN HEALTH CORPORATION OF HOUSTON, INC. As a Grantor

By	/s/ Mark J. Stockslager

Title

Org. ID #

HEALTHMONT, INC. As a Grantor

By	/s/ Mark J. Stockslager

Title

Org. ID #

[Signature Page 2 to Security Agreement]

HEALTHMONT OF GEORGIA, INC. As a Grantor

By	/s/ Mark J. Stockslager

Title

Org. ID #

HEALTHMONT OF MISSOURI, INC. As a Grantor

By	/s/ Mark J. Stockslager

Title

Org. ID #

HEALTHMONT, LLC As a Grantor

By its Sole Member SunLink Health Systems, Inc.

By	/s/ Mark J. Stockslager

Title

Org. ID #

HEALTHMONT OF MISSOURI, LLC As a Grantor

By its Sole Member HealthMont, LLC

By its Sole Member SunLink Health Systems, Inc.

	By	/s/ Mark J. Stockslager

Title

Org. ID #

[Signature Page 3 to Security Agreement]

SUNLINK SERVICES, INC. As a Grantor

	By	/s/ Mark J. Stockslager

Title

Org. ID #

OPTIMA HEALTHCARE CORPORATION As a Grantor

	By	/s/ Mark J. Stockslager

Title

Org. ID #

KRUG PROPERTIES, INC. As a Grantor

	By	/s/ Mark J. Stockslager

Title

Org. ID #

Address for All Grantors For Purposes of Notice: 900 Circle 75 Parkway Suite 1300 Atlanta, GA 30339 Fax: (770) 933-7010 Attention: Joseph T. Morris, Chief Financial Officer	Address for the Secured Party: Residential Funding Corporation 2711 N. Haskell Ave., Suite 900 Dallas, Texas 75204 Fax: (214) 861-5402 Attention: Angela D. Brown

[Signature Page 4 to Security Agreement]

SCHEDULE I

Location of each Grantor’s Chief Executive Office:

GRANTOR	CHIEF EXECUTIVE OFFICE

SunLink Health Systems, Inc.	900 Circle 75 Parkway, Suite 1120 Atlanta, GA 30339

SunLink Healthcare, LLC	900 Circle 75 Parkway, Suite 1120 Atlanta, GA 30339

Southern Health Corporation of Dahlonega, Inc. d/b/a Chestatee Regional Hospital	227 Mountain Drive Dahlonega, GA 30533

Southern Health Corporation of Ellijay, Inc. d/b/a North Georgia Medical Center	1362 South Main Street Ellijay, GA 30540

Southern Health Corporation of Houston, Inc. d/b/a Trace Regional Medical Center	Highway 8 East Houston, MS 38851

Dexter Hospital, LLC, d/b/a Dexter Memorial Hospital or Missouri Southern Healthcare	1200 North One Mile Road Dexter, MO 63841

Clanton Hospital, LLC, d/b/a Chilton Medical Center	1010 Lay Dam Road Clanton, AL 35045

HealthMont of Georgia, Inc. d/b/a Memorial Hospital of Adel	706 N. Parrish Avenue Adel, GA 31620

HealthMont of Missouri, Inc. d/b/a Callaway Community Hospital	10 South Hospital Drive Fulton, MO 65251

HealthMont of Missouri, LLC	10 South Hospital Drive Fulton, MO 65251

HealthMont, Inc.	900 Circle 75 Parkway, Suite 1120 Atlanta, GA 30339

HealthMont, LLC	900 Circle 75 Parkway, Suite 1120 Atlanta, GA 30339

SunLink Services, Inc.	900 Circle 75 Parkway, Suite 1120 Atlanta, GA 30339

Sch I-1 to Security Agreement

Optima Healthcare Corporation	900 Circle 75 Parkway, Suite 1120 Atlanta, GA 30339

KRUG Properties, Inc.	900 Circle 75 Parkway, Suite 1120 Atlanta, GA 30339

Sch I-2 to Security Agreement